WESTERN SOUTHERN LIFE

                     400 Broadway Cincinnati, OH 45202-3341


Donald J. Wuebbling                                   Direct line:  513-629-1469
Senior Vice President and                             Fax:  513-629-1044
General Counsel                                       don.wuebbling@wsfgrp.com


March 9, 2007


The Western and Southern Life Insurance Company
400 Broadway
Cincinnati, Ohio  45202

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") of the guarantee (the "Guarantee") of The Western and Southern Life Insurance Company (the "Guarantor") relating to the insurance obligations of Columbus Life Insurance Company (the "Company") under variable life insurance products issued by separate accounts (the "Variable Products"), I have examined such corporate records, certificates and other documents, and Ohio law, as I have considered necessary or appropriate for the purpose of this opinion.

Upon the basis of such examination, I advise you that, in my opinion, when the registration statement relating to the Guarantee and the related Variable Product (the "Registration Statement") has become effective under the 1933 Act and the 1940 Act and the related Variable Product is duly issued and paid for in the manner contemplated by the Registration Statement so as to be a valid and legally binding obligation of the Company, the Guarantee of such Variable Product will constitute a valid and legally binding obligation of the Guarantor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

The foregoing opinion is limited to the laws of the State of Ohio and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement without admitting that consent is required under Section 7 of the 1933 Act.


Very truly yours,


/s/ Donald J. Wuebbling